UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2021

NEXGEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-56066	26-4042544
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2150 Cabot Boulevard West, Suite B Langhorne, Pennsylvania	19067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On March 11, 2021 (the “Issuance Date”), NexGel, Inc., a Delaware corporation (the “Company”) entered into a securities purchase agreement (the “Auctus Purchase Agreement”) with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”), pursuant to which the Company issued to Auctus a senior secured convertible promissory note in the principal amount of $1,500,000 (the “Auctus Note”). The net proceeds received by the Company were $1,337,000 (after deducting fees and expenses related to the transaction, including a payment to Alere (as defined and discussed below). The Company intends to use the net proceeds for working capital and general corporate purposes.

The Auctus Note has a maturity date of one year from the Issuance Date. The Auctus Note bears interest at a rate of 12% per annum, which is also payable on maturity, with the understanding that the first 12 months of interest (equal to $180,000) is guaranteed and deemed to be earned in full as of the Issuance Date. In the event the Company fails to pay any amount when due under the Auctus Note, the interest rate will increase to the greater of 16% or the maximum amount permitted by law. The Auctus Note may be prepaid during the first 180 calendar days from the Issuance Date subject to a 110% prepayment penalty on all principal and accrued but unpaid interest then outstanding. The Auctus Note may not be paid in whole or in part after 180 calendar days from the Issuance Date.

Auctus may convert any amount due under the Auctus Note at any time, and from time to time, into shares of the Company’s common stock at a conversion price of $0.10 per share; provided, however, that Auctus may not convert any portion of the Auctus Note that would cause it to beneficially own in excess of 4.99% of the Company’s common stock. The conversion price and number of shares of the Company’s common stock issuable upon conversion of the Auctus Note will be subject to adjustment from time to time for any subdivision or consolidation of shares and other standard dilutive events.

The Auctus Note contains a number of events of default, including but not limited to the following: (i) the Company’s failure to be quoted or listed (as applicable) on the OTCQB, OTCQX, any tier of the NASDAQ Stock Market, the New York Stock Exchange, or the NYSE American within 120 days of the Issuance Date (the “Trading Date”) and (ii) the Company’s failure to file a registration statement covering the Auctus’ resale at prevailing market prices (and not fixed prices) of all of the common stock underlying the Auctus Note and the Auctus Warrants (as defined below) within 30 calendar days following the Issuance Date, (ii) cause the registration statement to become effective within 150 calendar days following the Issuance Date. An event of default is subject to a confession of judgement against the Company in the favor of Auctus. Additionally, the Auctus Note is secured by all of the assets of the Company pursuant to a security agreement that was entered into in connection with the issuance of the Auctus Note (the “Security Agreement”); provided, however, the Security Agreement will be automatically terminated as of the Trading Date assuming no event of default then exists.

In connection with the issuance of the Auctus Note, Auctus was also issued two five-year warrants as follows: the first warrant was to purchase up to an aggregate of 6,000,000 shares of the Company’s common stock at an exercise price of $0.125 per share (the “First Auctus Warrant”) and the second warrant was to purchase up to an aggregate of 5,000,000 shares of the Company’s common stock at an exercise price of $0.15 per share (the “Second Auctus Warrant”). The First Auctus Warrant and the Second Auctus Warrant are referred to herein as the “Auctus Warrants” and the shares of the Company’s common stock underlying the Auctus Warrants are referred to as the “Auctus Warrant Shares”.

Auctus may not exercise the Auctus Warrants with respect to any number of Auctus Warrant Shares that would cause it to beneficially own in excess of 4.99% of the Company’s common stock. The Auctus Warrants may be exercised for cash, or, if the “market price” of the Company’s common stock is greater than the Auctus Warrant’s exercise price, and there is not an effective registration statement covering the Auctus Warrant Shares, the Auctus Warrants may be exercised on a cashless basis. The number of shares of common stock to be deliverable upon exercise of the Auctus Warrants is subject to adjustment for subdivision or consolidation of shares and other standard dilutive events, or in the event the Company effects a reorganization, reclassification, merger, consolidation, disposition of assets, or other fundamental transaction.

Pursuant to the Auctus Purchase Agreement, the Company granted Auctus piggyback registration rights with respect to the shares underlying the Auctus Note and the Auctus Warrant. In addition, the Company agreed that, while any amount remains unpaid under the Auctus Note, it would not sell securities on more favorable terms than those provided to Auctus, without adjusting Auctus’ terms accordingly. Further, among other things, the Company agreed that, while any amount remains unpaid under the Auctus Note, it would not enter into any variable rate transactions.

Further and in connection with the issuance of the Auctus Note, the Company entered into a registration rights agreement with Auctus (the “Registration Rights Agreement”) whereby it the Company agreed to (i) file with the Securities and Exchange Commission a registration statement covering resale by Auctus at prevailing market prices (and not fixed prices) of all of the common stock underlying the Auctus Note and the Auctus Warrants within 30 calendar days following the Issuance Date, (ii) cause the registration statement to become effective within 150 calendar days following the Issuance Date.

Alere Financial, A Division of Cova Capital Partners, LLC (“Alere”), served as the placement agent for the Auctus Note and received a total cash fee equal to $120,000 (or 8% of the principal amount of the Auctus Note). Mr. Levy, the Company’s Chief Executive Officer and Chief Financial Officer, is affiliated with Alere but has waived any portion of such fee received by Alere to which he is entitled as an affiliate of Alere.

The foregoing descriptions of the Auctus Purchase Agreement, Auctus Note, the First Auctus Warrant, the Second Auctus Warrant, the Security Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits 10.1, 4.1, 4.2, 4.3, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in “Item 1.01 – Entry Into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in “Item 1.01 – Entry Into a Material Definitive Agreement” is incorporated herein by reference.

The Auctus Note and Auctus Warrants described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving any public offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	12% Senior Secured Promissory Note, dated March 11, 2021, issued to Auctus Fund, LLC
4.2	First Common Stock Purchase Warrant, dated March 11, 2021, issued to Auctus Fund, LLC
4.3	Second Common Stock Purchase Warrant, dated March 11, 2021, issued to Auctus Fund, LLC
10.1	Securities Purchase Agreement, dated March 11, 2021, between the Company and Auctus Fund, LLC
10.2	Security Agreement, dated March 11, 2021, between the Company and Auctus Fund, LLC
10.3	Registration Rights Agreement, dated March 11, 2021, between the Company and Auctus Fund, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2021

NEXGEL, INC.

	By:	/s/ Adam Levy
Adam Levy
Chief Executive Officer